                                                  _____________________________________________________________________
                                                   Press Release
                                      For immediate release

                                                  _____________________________________________________________________
                                                  Invesco Reports Results for Three Months Ended
                                      March 31, 2010

                              Investor Relations Contact:   Jordan Krugman          404-439-4605
           Media Relations Contact:  Doug Kidd                        404-479-2922

Atlanta, April 28, 2010 --- Invesco Ltd. (NYSE: IVZ) reported adjusted cash earnings per share of $0.27 for the first quarter of 2010 (fourth quarter 2009: $0.30). Adjusted cash net income was $120.0 million for the first quarter (fourth quarter 2009: $130.7 million). On a U.S. GAAP basis, diluted earnings per share were $0.21 for the first quarter (fourth quarter 2009: $0.25), and net income attributable to common shareholders was $95.0 million (fourth quarter 2009: $110.9 million). The U.S. GAAP first quarter earnings includes $17.2 million of transaction and integration charges (fourth quarter 2009: $9.8 million) related to the pending acquisition of the Morgan Stanley retail asset management business.

“Invesco’s ability to provide strong, long-term investment performance to our clients contributed to the continued trend of positive long-term net flows for the firm,” said Martin L. Flanagan, president and chief executive officer.  “We are making steady progress toward closing our combination with Morgan Stanley’s retail asset management business, including Van Kampen Investments, which we anticipate will take place on  June 1.  We have been working hard to ensure that clients and shareholders will begin receiving the benefits of the combination from Day 1 of the close.  These will include an expanded, comprehensive array of investment capabilities and a significantly enhanced U.S. market presence.”

Non-GAAP Financial Measures Summary	Q1-10	Q4-09	Q1-09
Net revenues(1)	$544.4m	$565.8m	$411.6m
Adjusted cash operating margin(1)	33.6%	33.2%	19.2%
Adjusted cash net income(1)	$120.0m	$130.7m	$42.4m
Adjusted cash EPS(1)	$0.27	$0.30	$0.11
Average assets under management (in billions)	$417.6	$420.3	$351.0

U.S. GAAP Financial Measures Summary	Q1-10	Q4-09	Q1-09
Operating revenues	$719.1m	$747.8m	$548.6m
Operating margin	19.0%	21.5%	11.3%
Net income attributable to common shareholders	$95.0m	$110.9m	$30.7m
Diluted EPS	$0.21	$0.25	$0.08
Average assets under management (in billions)	$417.6	$420.3	$351.0

(1)
Net revenues, adjusted cash operating margin, adjusted cash net income and adjusted cash EPS are all non-GAAP financial measures. See the information on pages 7 through 9 and supporting notes on pages 10 and 11 for a reconciliation to their most directly comparable U.S. GAAP measures.

                                                                                                                                                                                                                                                       ___________________________
                                                                                                                                                                                                                                                       Invesco Ltd.
                                                                                                                                                                                                                                                       Two Peachtree Pointe
                                                                                                                                                                                                                                                        1555 Peachtree Street, N.E.
                                                                                                                                                                                                                                                        Atlanta, GA 30309

                                                                                                                                                                                                                                                         Telephone:  +1 404 479 1095

Assets Under Management

Assets under management (AUM) at March 31, 2010, were $419.6 billion (December 31, 2009: $423.1 billion). The decline in AUM during the first quarter was due to the impact of less favorable foreign exchange rates and net outflows in institutional money market funds, partially offset by net inflows in long-term AUM and market gains. Average AUM during the first quarter was $417.6 billion, compared to $420.3 billion for the fourth quarter of 2009.

Foreign exchange rate movements led to a $4.4 billion reduction in AUM, compared to a $1.1 billion increase in the fourth quarter of 2009. Institutional money market net outflows were $10.6 billion for the first quarter and $7.7 billion for the fourth quarter of 2009. Long-term net inflows were $3.7 billion for the first quarter, compared to $2.6 billion for the fourth quarter of 2009. Market gains led to a $7.8 billion increase in AUM during the first quarter, compared to a $10.2 billion increase in the fourth quarter of 2009. Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

As previously indicated, the company has taken steps to provide investors with greater insight into our business, for example by disclosing AUM on a monthly basis. With the adoption of FASB Statement No. 167 on January 1, 2010, which resulted in the consolidation of certain collateralized loan obligation products (CLOs), and the pending acquisition of Morgan Stanley's retail asset management business, for which the company is incurring transition and integration charges, the company believes that the additional disclosure of adjusted non-GAAP earnings, as described more fully in our press release on March 12, 2010, will provide further transparency into the business and allow more appropriate comparisons with our industry peers. The company is therefore presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release.

U.S. GAAP Earnings

Operating revenues decreased 3.8% to $719.1 million in the first quarter of 2010, from $747.8 million in the fourth quarter of 2009. Operating expenses declined by 0.9% to $582.2 million in the first quarter, from $587.3 million in the fourth quarter of 2009. Operating expenses included $17.2 million of transaction and integration charges incurred in the first quarter related to the pending acquisition of the Morgan Stanley retail asset management business (fourth quarter 2009: $9.8 million). As previously announced, these costs in aggregate are currently expected to be less than $175 million and will be realized in 2010 and 2011. The effective tax rate, excluding noncontrolling interests, increased to 34.5% for the first quarter from 30.3% for the fourth quarter of 2009 primarily due to changes in forecasted profit mix and foreign exchange rates.

The adoption of FASB Statement No. 167 during the first quarter resulted in the consolidation of certain CLOs with total assets of $5.8 billion. The consolidation of our investment products, including the CLOs, reduced first quarter operating revenues by $10.4 million, reflecting the elimination of investment management fees, increased operating expenses by $3.2 million, and added interest income of $52.5 million, interest expense of $20.8 million and net investment gains of $103.1 million to the U.S. GAAP results. The impact of these adjustments was offset by a $119.4 million gain attributable to noncontrolling interests in consolidated entities. In accordance with the standard, comparative periods have not been restated for the adoption of FASB Statement No. 167.

Non-GAAP Earnings

This section discusses the company’s first quarter 2010 and fourth quarter 2009 non-GAAP financial results. The most directly comparable U.S. GAAP items are reconciled to the non-GAAP items on pages 7 to 11 of this release.

Net revenues decreased 3.8% to $544.4 million in the first quarter, from $565.8 million in the fourth quarter of 2009. Net revenues were reduced by $7.0 million due to exchange rate changes.

Investment management fees, as adjusted, decreased 1.7% to $617.6 million in the first quarter from $628.4 million in the fourth quarter with lower average AUM. The foreign exchange rate fluctuations reduced investment management fees by $10.0 million as the British Pound weakened against the U.S. Dollar, partially offset by a stronger Canadian Dollar. In addition, since retail management fees are accrued on a daily basis, the two fewer days in the first quarter compared to the fourth quarter of 2009 also reduced revenues.

Service and distribution fees, as adjusted, increased $1.1 million to $112.5 million in the first quarter, from $111.4 million in the fourth quarter of 2009. The fourth quarter 2009 figures were adversely impacted by having reached certain full year fund expense recovery limits. Performance fees in the first quarter were $1.4 million, a decrease of 79.4% (fourth quarter 2009: $6.8 million). Other revenues, as adjusted, in the first quarter decreased 36.9% to $11.3 million, from $17.9 million in the fourth quarter of 2009, resulting primarily from lower transaction commissions within our real estate business. Net revenue is calculated after deducting third-party distribution, service and advisory expenses, as adjusted, of $198.4 million in the first quarter, compared to $198.7 million in the fourth quarter of 2009.

Total operating expenses, as adjusted, decreased 4.4% to $361.4 million in the first quarter from $377.9 million in the fourth quarter of 2009. Operating expenses, as adjusted, declined by $5.6 million due to changes in foreign exchange rates.

Employee compensation expenses, as adjusted, decreased by $10.5 million (4.3%) to $234.1 million in the first quarter, from $244.6 million in the fourth quarter of 2009. The fourth quarter of 2009 included a $4.1 million increase in pension costs related to annual actuarial valuation updates and a $4.3 million increase in payroll taxes associated with the vesting of share-based awards. Foreign exchange rate changes reduced first quarter compensation expenses by $3.5 million when compared to the fourth quarter of 2009. Seasonally higher U.S. payroll taxes in the first quarter were offset by lower variable compensation expenses.

Marketing expenses, as adjusted, decreased by 8.1% to $28.4 million in the first quarter, from $30.9 million in the fourth quarter of 2009, mainly due to a reduction in sponsorship and client events, and foreign exchange rate changes.

Property, office and technology expenses, as adjusted, decreased 2.5% to $54.1 million in the first quarter, from $55.5 million in the fourth quarter of 2009, largely driven by foreign exchange rate changes.

General and administrative expenses, as adjusted, decreased 4.5% to $44.8 million in the first quarter, from $46.9 million in the fourth quarter of 2009. The fourth quarter of 2009 had included higher seasonal fund related expenses and professional expenses due to new product introductions.

The effective tax rate increased to 28.7% for the first quarter, from 26.2% for the fourth quarter of 2009 primarily due to changes in forecasted profit mix and foreign exchange rates.

Capital Management

Cash and cash equivalents were $597.0 million at March 31, 2010, compared to $762.0 million at December 31, 2009. The reduction in cash and cash equivalents reflects the timing of staff annual bonus payments. Long-term debt remains unchanged from December 31, 2009, at $745.7 million as of March 31, 2010, with the credit facility remaining undrawn.

On April 27, 2010, the company declared a first-quarter cash dividend of 11 cents per share to holders of our common shares. The dividend is payable on June 9, 2010, to shareholders of record at the close of business on May 24, 2010.

# # #

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Wednesday, April 28, 2010, at 9:00 a.m. ET, by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Wednesday, May 5, 2010, at 5:00 p.m. ET by calling 1-866-443-1218 for U.S. and Canadian callers or 1-203-369-1094 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q1-10	Q4-09	% Change	Q1-09	% Change
Adjusted revenues
Investment management fees	$617.6	$628.4	(1.7)%	$451.1	36.9%
Service and distribution fees	112.5	111.4	1.0%	89.0	26.4%
Performance fees	1.4	6.8	(79.4)%	10.9	(87.2)%
Other	11.3	17.9	(36.9)%	11.0	2.7%
Third-party distribution, service and advisory	(198.4)	(198.7)	(0.2)%	(150.4)	31.9%
Net revenues	544.4	565.8	(3.8)%	411.6	32.3%

Adjusted operating expenses
Employee compensation	234.1	244.6	(4.3)%	232.8	0.6%
Marketing	28.4	30.9	(8.1)%	27.0	5.2%
Property, office and technology	54.1	55.5	(2.5)%	46.5	16.3%
General and administrative	44.8	46.9	(4.5)%	26.3	70.3%
Total adjusted operating expenses	361.4	377.9	(4.4)%	332.6	8.7%

Adjusted cash operating income	183.0	187.9	(2.6)%	79.0	131.6%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	0.5	2.2	(77.3)%	(4.8)	N/A
Interest income	1.8	2.3	(21.7)%	5.1	(64.7)%
Interest expense	(12.4)	(15.2)	(18.4)%	(15.9)	(22.0)%
Other gains and losses, net	(4.5)	—	N/A	(4.2)	7.1%
Adjusted income before income taxes, including gains and losses attributable to noncontrolling interests	168.4	177.2	(5.0)%	59.2	184.5%
Adjusted income tax provision	(48.3)	(46.4)	4.1%	(16.7)	189.2%
Adjusted net income, including gains and losses attributable to noncontrolling interests	120.1	130.8	(8.2)%	42.5	182.6%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	(0.1)	(0.1)	0.0%	(0.1)	0.0%
Adjusted cash net income	$120.0	$130.7	(8.2)%	$42.4	183.0%

Adjusted cash EPS	$0.27	$0.30	(10.0)%	$0.11	145.5%

Average diluted shares outstanding	442.4	440.1	0.5%	399.9	10.6%

Ending Headcount	4,902	4,890	0.2%	5,122	(4.3)%
Ending AUM (in billions)	$419.6	$423.1	(0.8)%	$348.2	20.5%

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation of deferred compensation awards	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$593.5	$13.5	—	—	—	$10.6	$617.6
Service and distribution fees	112.5	—	—	—	—	—	112.5
Performance fees	1.4	—	—	—	—	—	1.4
Other	11.7	(0.2)	—	—	—	(0.2)	11.3
Third-party distribution, service and advisory	—	(2.8)	(195.6)	—	—	—	(198.4)
Total operating revenues reconciled to net revenues	719.1	10.5	(195.6)	—	—	10.4	544.4

Operating expenses
Employee compensation	237.6	3.4	—	(5.0)	(1.9)	—	234.1
Third-party distribution, service and advisory	195.6	—	(195.6)	—	—	—	—
Marketing	28.3	0.1	—	—	—	—	28.4
Property, office and technology	53.5	0.6	—	—	—	—	54.1
General and administrative	50.0	1.1	—	(3.1)	—	(3.2)	44.8
Transaction and integration	17.2	—	—	(17.2)	—	—	—
Total operating expenses	582.2	5.2	(195.6)	(25.3)	(1.9)	(3.2)	361.4

Operating income reconciled to adjusted cash operating income	136.9	5.3	—	25.3	1.9	13.6	183.0

Other income/(expense)
Equity in earnings of unconsolidated affiliates	5.8	(5.5)	—	—	—	0.2	0.5
Interest income	1.6	0.2	—	—	—	—	1.8
Interest income of consolidated investment products	52.5	—	—	—	—	(52.5)	—
Gains/(losses) of consolidated investment products, net	103.1	—	—	—	—	(103.1)	—
Interest expense	(12.4)	—	—	—	—	—	(12.4)
Interest expense of consolidated investment products	(20.8)	—	—	—	—	20.8	—
Other gains and losses, net	(2.1)	—	—	—	(2.4)	—	(4.5)
Income before income taxes, including gains and losses attributable to noncontrolling interests	264.6	—	—	25.3	(0.5)	(121.0)	168.4
Income tax provision	(50.1)	—	—	1.6	0.2	—	(48.3)
Net income, including gains and losses attributable to noncontrolling interests	214.5	—	—	26.9	(0.3)	(121.0)	120.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(119.5)	—	—	—	—	119.4	(0.1)
Net income attributable to common shareholders reconciled to adjusted cash net income	95.0	—	—	26.9	(0.3)	(1.6)	120.0

Operating margin	19.0%				Adjusted cash operating margin		33.6%

Diluted shares outstanding	442.4				Diluted shares outstanding		442.4

Diluted EPS	$0.21				Adjusted cash EPS		$0.27

See pages 10 and 11 for notes to the reconciliation

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2009

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$611.8	$14.5	—	—	$2.1	$628.4
Service and distribution fees	111.4	—	—	—	—	111.4
Performance fees	6.8	—	—	—	—	6.8
Other	17.8	0.3	—	—	(0.2)	17.9
Third-party distribution, service and advisory	—	(3.3)	(195.4)	—	—	(198.7)
Total operating revenues reconciled to net revenues	747.8	11.5	(195.4)	—	1.9	565.8

Operating expenses
Employee compensation	247.1	2.5	—	(5.0)	—	244.6
Third-party distribution, service and advisory	195.4	—	(195.4)	—	—	—
Marketing	30.4	0.5	—	—	—	30.9
Property, office and technology	54.8	0.7	—	—	—	55.5
General and administrative	49.8	1.1	—	(3.2)	(0.8)	46.9
Transaction and integration	9.8	—	—	(9.8)	—	—
Total operating expenses	587.3	4.8	(195.4)	(18.0)	(0.8)	377.9

Operating income reconciled to adjusted cash operating income	160.5	6.7	—	18.0	2.7	187.9

Other income/(expense)
Equity in earnings of unconsolidated affiliates	9.1	(6.9)	—	—	—	2.2
Interest income	2.1	0.2	—	—	—	2.3
Gains/(losses) of consolidated investment products, net	25.9	—	—	—	(25.9)	—
Interest expense	(15.2)	—	—	—	—	(15.2)
Other gains and losses, net	—	—	—	—	—	—
Income before income taxes, including gains and losses attributable to noncontrolling interests	182.4	—	—	18.0	(23.2)	177.2
Income tax provision	(48.2)	—	—	1.8	—	(46.4)
Net income, including gains and losses attributable to noncontrolling interests	134.2	—	—	19.8	(23.2)	130.8
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(23.3)	—	—	—	23.2	(0.1)
Net income attributable to common shareholders reconciled to adjusted cash net income	110.9	—	—	19.8	—	130.7

Operating margin	21.5%			Adjusted cash operating margin		33.2%

Diluted shares outstanding	440.1			Diluted shares outstanding		440.1

Diluted EPS	$0.25			Adjusted cash EPS		$0.30

See pages 10 and 11 for notes to the reconciliation

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2009

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$436.5	$11.6	—	—	$3.0	$451.1
Service and distribution fees	89.0	—	—	—	—	89.0
Performance fees	10.9	—	—	—	—	10.9
Other	12.2	0.2	—	—	(1.4)	11.0
Third-party distribution, service and advisory	—	(2.2)	(148.2)	—	—	(150.4)
Total operating revenues reconciled to net revenues	548.6	9.6	(148.2)	—	1.6	411.6

Operating expenses
Employee compensation	235.8	2.0	—	(5.0)	—	232.8
Third-party distribution, service and advisory	148.2	—	(148.2)	—	—	—
Marketing	26.9	0.1	—	—	—	27.0
Property, office and technology	45.9	0.6	—	—	—	46.5
General and administrative	30.0	1.1	—	(3.1)	(1.7)	26.3
Transaction and integration	—	—	—	—	—	—
Total operating expenses	486.8	3.8	(148.2)	(8.1)	(1.7)	332.6

Operating income reconciled to adjusted cash operating income	61.8	5.8	—	8.1	3.3	79.0

Other income/(expense)
Equity in earnings of unconsolidated affiliates	2.5	(6.1)	—	—	(1.2)	(4.8)
Interest income	4.8	0.3	—	—	—	5.1
Gains/(losses) of consolidated investment products, net	(86.5)	—	—	—	86.5	—
Interest expense	(15.9)	—	—	—	—	(15.9)
Other gains and losses, net	(4.2)	—	—	—	—	(4.2)
Income before income taxes, including gains and losses attributable to noncontrolling interests	(37.5)	—	—	8.1	88.6	59.2
Income tax provision	(20.3)	—	—	3.6	—	(16.7)
Net income, including gains and losses attributable to noncontrolling interests	(57.8)	—	—	11.7	88.6	42.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	88.5	—	—	—	(88.6)	(0.1)
Net income attributable to common shareholders reconciled to adjusted cash net income	30.7	—	—	11.7	—	42.4

Operating margin	11.3%			Adjusted cash operating margin		19.2%

Diluted shares outstanding	399.9			Diluted shares outstanding		399.9

Diluted EPS	$0.08			Adjusted cash EPS		$0.11

See pages 10 and 11 for notes to the reconciliation

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated
Income Statements to Non-GAAP Condensed Consolidated Income
Statement Information

The following are notes to the reconciliations presented on pages 7 to 9. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the press release issued by the company on March 12, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments include the transaction and integration charges of $17.2 million for the first quarter 2010 (fourth quarter 2009: $9.8 million, first quarter 2009: $0.0 million). Taxation on this amount, calculated at the applicable tax rate for the tax deductible portion of the charges, is $1.9 million for the first quarter (fourth quarter 2009: $1.7 million, first quarter 2009: $0.0 million) giving a net adjustment of $15.3 million for the first quarter (fourth quarter 2009: $8.1 million, first quarter 2009: $0.0 million).

Adjustments also include intangible amortization of $3.1 million for the first quarter (fourth quarter 2009: $3.2 million; first quarter 2009: $3.1 million) and the amortization of prepaid compensation of $5.0 million (same for all quarters presented) related to the October 2006 acquisition of W.L. Ross & Co. Taxation of $0.1 million for the first quarter (fourth quarter 2009: $0.1 million; first quarter 2009: $0.0 million ) is recorded on a small portion of the intangible amortization expense that does not generate a cash tax benefit, giving a net adjustment of $3.0 million for the first quarter  (fourth quarter 2009: $3.1 million; first quarter 2009: $3.1 million).

Adjustments for deferred income taxes on goodwill and indefinite-lived intangibles that are amortized for tax purposes were $3.6 million in the first quarter (same in all quarters presented).

2.	Consolidated investment products

Management fees earned by the company from consolidated investment products were $10.6 million in the first quarter (fourth quarter 2009: $2.1 million, first quarter 2009: $3.0 million) while other revenues of $0.2 million were recorded by the consolidated investment products in the first quarter (fourth quarter 2009: $0.2 million, first quarter 2009: $1.4 million). By deconsolidating these products in the non-GAAP information, the management fees are added back while the other revenues are excluded. Similarly the consolidated investment products’ expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $1.6 million in net income attributable to common shareholders in our first quarter U.S. GAAP earnings. The above adjustments remove this impact.

3.	Market appreciation of deferred compensation awards

This adjustment relates to non-equity deferred cash compensation that is linked in value to investment products. These investments are held to economically hedge the exposure to market movements. The appreciation of the compensation liability was $1.9 million in the first quarter with an investment gain of $2.4 million on the assets held to economically hedge the compensation liability. This additional compensation expense and the investment gain are adjusted in arriving at the Non-GAAP information and, net of applicable taxation of $0.2 million, result in a net income adjustment of $0.3 million.

4.	Definitions of operating margin and adjusted cash operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted cash operating margin is equal to adjusted cash operating income divided by net revenues.

5.	Definitions of adjusted cash EPS

Adjusted cash EPS is equal to adjusted cash net income divided by the weighted average number of shares outstanding (as used for diluted EPS).

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-10	Q4-09	% Change	Q1-09	% Change
Operating revenues
Investment management fees	$593.5	$611.8	(3.0)%	$436.5	36.0%
Service and distribution fees	112.5	111.4	1.0%	89.0	26.4%
Performance fees	1.4	6.8	(79.4)%	10.9	(87.2)%
Other	11.7	17.8	(34.3)%	12.2	(4.1)%
Total operating revenues	719.1	747.8	(3.8)%	548.6	31.1%

Operating expenses
Employee compensation	237.6	247.1	(3.8)%	235.8	0.8%
Third-party distribution, service and advisory	195.6	195.4	0.1%	148.2	32.0%
Marketing	28.3	30.4	(6.9)%	26.9	5.2%
Property, office and technology	53.5	54.8	(2.4)%	45.9	16.6%
General and administrative	50.0	49.8	0.4%	30.0	66.7%
Transaction and integration	17.2	9.8	75.5%	—	N/A
Total operating expenses	582.2	587.3	(0.9)%	486.8	19.6%

Operating income	136.9	160.5	(14.7)%	61.8	121.5%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	5.8	9.1	(36.3)%	2.5	132.0%
Interest income	1.6	2.1	(23.8)%	4.8	(66.7)%
Interest income of consolidated investment products	52.5	—	N/A	—	N/A
Gains/(losses) of consolidated investment products, net	103.1	25.9	298.1%	(86.5)	N/A
Interest expense	(12.4)	(15.2)	(18.4)%	(15.9)	(22.0)%
Interest expense of consolidated investment products	(20.8)	—	N/A	—	N/A
Other gains and losses, net	(2.1)	—	N/A	(4.2)	(50.0)%
Income before income taxes, including gains and losses attributable to noncontrolling interests	264.6	182.4	45.1%	(37.5)	N/A
Income tax provision	(50.1)	(48.2)	3.9%	(20.3)	146.8%
Net income, including gains and losses attributable to noncontrolling interests	214.5	134.2	59.8%	(57.8)	N/A
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(119.5)	(23.3)	412.9%	88.5	N/A
Net income attributable to common shareholders	$95.0	$110.9	(14.3)%	$30.7	209.4%

Earnings per share:
---basic	$0.22	$0.26	(15.4)%	$0.08	175.0%
---diluted	$0.21	$0.25	(16.0)%	$0.08	162.5%

Average shares outstanding:
---basic	439.0	434.1	1.1%	394.1	11.4%
---diluted	442.4	440.1	0.5%	399.9	10.6%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q1-10	Q4-09	% Change	Q1-09
Beginning Assets	$423.1	$416.9	1.5%	$357.2
Long-term inflows	21.1	19.4	8.8%	14.3
Long-term outflows	(17.4)	(16.8)	3.6%	(13.6)
Long-term net flows	3.7	2.6	42.3%	0.7
Net flows in money market funds	(10.6)	(7.7)	37.7%	8.6
Market gains and losses/reinvestment	7.8	10.2	(23.5)%	(16.3)
Foreign currency translation	(4.4)	1.1	N/A	(2.0)
Ending Assets	$419.6	$423.1	(0.8)%	$348.2

Average long-term AUM	$342.3	$337.7	1.4%	$264.9
Average institutional money market AUM	75.3	82.6	(8.8)%	86.1
Average AUM	$417.6	$420.3	(0.6)%	$351.0
Gross revenue yield on AUM(a)	69.5bps	71.8bps		63.1 bps
Gross revenue yield on AUM before performance fees(a)	69.4bps	71.2bps		61.8 bps
Net revenue yield on AUM(b)	52.1bps	53.8bps		46.9 bps
Net revenue yield on AUM before performance fees(b)	52.0bps	53.2bps		45.7 bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2009	$423.1	$206.9	$201.0	$15.2
Long-term inflows	21.1	13.5	6.8	0.8
Long-term outflows	(17.4)	(12.8)	(4.1)	(0.5)
Long-term net flows	3.7	0.7	2.7	0.3
Net flows in money market funds	(10.6)	—	(10.6)	—
Market gains and losses/reinvestment	7.8	6.6	1.0	0.2
Foreign currency translation	(4.4)	(3.6)	(0.8)	—
March 31, 2010	$419.6	$210.6	$193.3	$15.7

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2009	$423.1	$173.4	$75.2	$41.5	$83.5	$49.5
Long-term inflows	21.1	10.7	6.5	1.8	0.3	1.8
Long-term outflows	(17.4)	(9.4)	(4.5)	(1.7)	(0.6)	(1.2)
Long-term net flows	3.7	1.3	2.0	0.1	(0.3)	0.6
Net flows in money market funds	(10.6)	—	—	—	(10.6)	—
Market gains and losses/reinvestment	7.8	5.4	1.3	1.0	—	0.1
Foreign currency translation	(4.4)	(3.0)	(0.7)	(0.4)	—	(0.3)
March 31, 2010	$419.6	$177.1	$77.8	$42.2	$72.6 (e)	$49.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2009(c)	$423.1	$257.7	$29.0	$84.9	$24.4	$27.1
Long-term inflows	21.1	10.4	0.6	4.5	3.4	2.2
Long-term outflows	(17.4)	(7.8)	(1.7)	(3.5)	(2.4)	(2.0)
Long-term net flows	3.7	2.6	(1.1)	1.0	1.0	0.2
Net flows in money market funds	(10.6)	(11.7)	—	(0.6)	1.8	(0.1)
Market gains and losses/reinvestment	7.8	3.7	0.4	3.1	0.6	—
Foreign currency translation	(4.4)	—	0.9	(4.5)	(0.8)	—
March 31, 2010	$419.6	$252.3	$29.2	$83.9	$27.0	$27.2

See page 14 for footnotes to the tables above

Invesco Ltd.
Quarterly Assets Under Management (continued)

(a)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. Our share of the average AUM in the first quarter for our JVs in China was $3.8 billion (fourth quarter 2009: $3.9 billion; first quarter 2009: $3.2 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company’s true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 7 to 11 of this release for a reconciliation of operating revenues to net revenues.

(b)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 7 to 11 of this release for a reconciliation of operating revenues to net revenues.

(c)	The beginning balances were adjusted to reflect certain asset reclassifications.
(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.
(e)	Ending Money Market AUM includes $69.0 billion in institutional money market AUM and $3.6 billion in retail money market AUM.

Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	15%	90%	96%	13%	60%	87%
	U.S. Growth	9%	21%	57%	9%	21%	33%
	U.S. Value	93%	93%	24%	83%	9%	9%
	Sector	78%	75%	75%	43%	61%	43%
	U.K.	1%	91%	92%	3%	90%	94%
	Canadian	38%	3%	3%	38%	2%	23%
	Asian	62%	62%	66%	58%	57%	60%
	Continental European	54%	72%	94%	56%	85%	87%
	Global	52%	44%	80%	45%	40%	37%
	Global Ex U.S. and Emerging Markets	52%	95%	97%	56%	98%	98%
Balanced
	Balanced	75%	47%	53%	57%	41%	53%
Fixed Income
	Money Market	73%	74%	71%	95%	95%	95%
	U.S. Fixed Income	77%	60%	68%	42%	78%	78%
	Global Fixed Income	86%	68%	86%	91%	78%	75%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 67%, 66%, and 64% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 82%, 79%, and 73% of total Invesco AUM, respectively, as of 3/31/10. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.